UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under § 240.14a-12

PALTALK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 13, 2024, Paltalk, Inc. (the “Company”) held a conference call and audio webcast to provide stockholders with corporate updates and to discuss the Company’s financial results for the quarter ended June 30, 2024 (the “Earnings Call”). Excerpts from the transcript of the Earnings Call containing information relating to the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) can be found below:

Jason Katz – Paltalk, Inc. – Chairman and Chief Executive Officer

“We are very pleased to announce that we entered into an agreement to acquire Newtek Technology Solutions, Inc. (“NTS”) a wholly owned subsidiary of NewtekOne, Inc. NTS provides dedicated server hosting, cloud hosting, managed security, and other related services including consulting and implementing technology solutions for enterprise and commercial clients across the U.S. This is a transformational acquisition for Paltalk that we believe will provide excellent value for our stockholders. We expect that the acquisition, once completed, will have an immediate and meaningful impact on our revenue, since NTS’ revenue in 2023 was approximately three times greater than Paltalk’s 2023 revenue. We also expect the acquisition to provide enhanced opportunities for future growth and optimization. We are extremely excited to enter the cloud infrastructure and cybersecurity sectors with the acquisition of a business we deem ripe for growth both organically and through potential accretive acquisitions in the future. Given our management team’s extensive technology expertise that has been demonstrated throughout the years, we are confident in our ability to integrate, operate and grow this business and enhance stockholder value.

Now on to our second quarter results...”

Important Information About the Transactions and Where to Find It

In connection with the acquisition and related transactions, the Company intends to file preliminary and definitive proxy statements and other materials with the Securities and Exchange Commission (the “SEC”). In addition, the Company may also file other relevant documents with the SEC regarding the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents will be sent or given to the Company’s stockholders as of the record date established for voting. Investors and stockholders may also obtain a free copy of the proxy statement (when available) and other documents filed by the Company at its website, www.paltalk.com, or at the SEC’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to the Company, to the attention of the Investor Relations, 30 Jericho Executive Plaza, Suite 400E Jericho, New York 11753.

Participants in the Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transactions. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and executive officers by reading the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 15, 2024. To the extent holdings of common stock by the Company’s directors and executive officers have changed from the amounts of common stock held by such persons as reflected in the Company’s Annual Report on Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed with the SEC in connection with the proposed transactions when they become available.

Forward-Looking Statements

Certain statements contained in this disclosure constitute “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “began,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements in this disclosure may include, but are not limited to, statements relating to (i) the Company’s future business objectives, (ii) the proposed transactions and their expected timing and closing, including receipt of required approvals, (iii) estimates of future synergies, savings and efficiencies, (iv) expectations regarding the Company’s ability to effectively integrate assets and properties it may acquire as a result of the proposed transactions, (v) expectations regarding future investments or divestitures, and (vi) expectations of future plans, priorities, focus and benefits of the proposed transactions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to (i) the ability of the parties to consummate the proposed transactions in a timely manner or at all, (ii) satisfaction of the conditions precedent to consummation of the acquisition, including the ability to secure required consents and regulatory approvals in a timely manner or at all, and approval by the Company’s stockholders of the transactions contemplated by the acquisition agreement, (iii) the possibility of litigation (including related to the proposed transactions), (iv) the Company’s ability to defend its intellectual property rights and (v) other risks described in the Company’s SEC filings. The Company does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise, except as required by applicable securities laws. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. More information on potential factors that could affect the Company’s financial results will be included in the preliminary and the definitive proxy statements that the Company intends to file with the SEC in connection with its solicitation of proxies for the Annual Meeting to be held to approve the proposed transactions.